UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2023

HireRight Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-40982	83-1092072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Centerview Drive, Suite 300	Nashville	Tennessee	37214
(Address of Principal Executive Offices)			(Zip Code)
(615) 320-9800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	HRT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

The Board of Directors (the “Board”) of HireRight Holdings Corporation (the “Company”) has appointed Venkat Bhamidipati to serve as a member of the Board, effective April 4, 2023. The Board designated Mr. Bhamidipati as a Class III director with a term expiring at the 2024 annual meeting of stockholders or until his successor has been duly elected and qualified. Mr. Bhamidipati will serve as a member of the Board’s Audit Committee.

Mr. Bhamidipati, age 56, most recently held the role of executive vice president and chief financial officer at McAfee Corp. until its acquisition in 2022. In this role, he oversaw the finance, IT, and security operations strategy and teams that supported McAfee’s business worldwide. Before McAfee, Mr. Bhamidipati was executive vice president and chief financial officer at Providence, a healthcare company with approximately $25 billion in annual revenues, from 2017 to 2020. At Providence, he led finance and most corporate functions, including information technology, growth and corporate development, supply chain, and real estate. Before Providence, Mr. Bhamidipati spent 13 years at Microsoft, where he served as CFO of the Worldwide Operations Group, CFO of the Enterprise Group, and Managing Director of Business Development and Strategy. He began his career in public accounting and held finance roles at Hitachi Data Systems and Exodus Communications. Mr. Bhamidipati holds an MBA in Finance and Marketing from the Kelley School of Business at Indiana University. He is also a member of the board of directors and audit committee of Cross Country Healthcare, Inc., a leading tech-enabled workforce solutions and advisory firm serving healthcare clients and homecare, education, and clinical and non-clinical healthcare professionals.

Mr. Bhamidipati has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. In connection with his appointment to the Board, the Board has determined that Mr. Bhamidipati is independent under the relevant standards of the New York Stock Exchange and the Securities and Exchange Commission.

As a non-employee director of the Company, Mr. Bhamidipati will participate in the same compensation program as the Company’s other non-employee directors, as described under the heading “Director Compensation” in the Company's definitive proxy statement on Schedule 14A, filed with the SEC on April 20, 2022. The Company also entered into its standard indemnification agreement for directors and officers with Mr. Bhamidipati.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HireRight Holdings Corporation

Date: April 4, 2023	/s/	Thomas M. Spaeth
	Name:	Thomas M. Spaeth
	Title:	Chief Financial Officer